Exhibit 4.10

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (the “1933 ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO YOU THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

AMENDED AND RESTATED PLAIN ENGLISH WARRANT AGREEMENT

This is a AMENDED AND RESTATED PLAIN ENGLISH WARRANT AGREEMENT dated December 15, 2011 by and between BLOOM ENERGY CORPORATION, a Delaware corporation, and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company.

The words “We”, “Us”, or “Our” refer to the warrant holder, which is TRIPLEPOINT CAPITAL LLC. The words “You” or “Your” refers to the issuer, which is BLOOM ENERGY CORPORATION, and not to any individual. The words “the Parties” refers to both TRIPLEPOINT CAPITAL LLC and BLOOM ENERGY CORPORATION. This Amended and Restated Plain English Warrant Agreement may be referred to as the “Warrant Agreement”.

RECITALS

WHEREAS, the Parties have entered into a Plain English Warrant Agreement (0674-W-01) dated as of December 31, 2010 (the “Original Warrant”);

WHEREAS, the Parties have entered into a Plain English Master Lease Agreement dated as of December 31, 2010, and related Software or Hardware Facility Schedules and Summary Schedules which are collectively referred to in this Warrant Agreement as the “Lease Agreement”.

WHEREAS, the Parties have agreed to transfer the commitment amounts under the Lease Agreement to an equipment loan agreement (the “Transfer”) as set forth in that certain Plain English Equipment Loan and Security Agreement dated as of December 15, 2011 by and between the Parties (the “Loan Agreement”)

WHEREAS, in accordance with Section 11 of the Original Warrant, any provision of the Original Warrant may be amended by a written instrument signed by the Parties; and

WHEREAS, the Parties hereby desire to amend and restated the Original Warrant to give effect to the Transfer and wish to do so on the terms and conditions set forth herin.

In consideration of the Parties continuing performance and obligations under the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the following mutual agreements and conditions set forth below:

WARRANT INFORMATION

Effective Date December 31,2010	Warrant Number 0674-W-01	Lease Facility Schedules 0674-LE-01H/-01S

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Warrant Coverage	Number of Shares	Price Per Share	Type of Stock
$300,000 (3% of $10,000,000); additional warrant coverage as set forth in Section 1.	16,198; plus additional shares as set forth in Section 1. The Number of Shares is subject to adjustment as set forth in this Warrant Agreement.	$18.52 subject to adjustment as set forth in this Warrant Agreement	Series F Preferred Stock; subject to the provisions of Section 1.

OUR CONTACT INFORMATION

Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Road, Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com
YOUR CONTACT INFORMATION

Customer Name Bloom Energy Corporation	Address For Notices 1252 Orleans Drive Sunnyvale, CA 94089	Contact Person William Kurtz, CFO Tel: (408) 543-1550 Fax: (408) 543-1501 email: wkurtz@bloomenergy.com

1.	WHAT YOU AGREE TO GRANT US

You grant to Us and We are entitled, upon the terms and subject to the conditions set forth in this Warrant Agreement, to purchase from You, at a price per share equal to the Exercise Price, that number of fully paid and non-assessable shares of Your Warrant Stock equal to Three Hundred Thousand Dollars ($300,000), divided by the Exercise Price (rounded down to the nearest whole share).

In addition, You grant to Us and We are entitled, upon the terms and subject to the conditions set forth in this Warrant Agreement, to purchase from You, at a price per share equal to the Exercise Price, an additional number of fully paid and non-assessable shares of Your Warrant Stock (rounded down to the nearest whole share) equal to:

Þ	one-half percent (0.5%) of any amounts advanced under Part 1 of the Loan Agreement, divided by the Exercise Price, if You choose Option B for such Advance under the Loan Agreement; or

Þ	one percent (1.0%) of any amounts advanced under Part 1 of the Loan Agreement, divided by the Exercise Price, if You choose Option C for such Advance under the Loan Agreement.

The number of shares of Warrant Stock and the Exercise Price of such Warrant Stock are subject to adjustment as provided in Section 4 hereof.

For purposes of this Warrant Agreement, the following capitalized terms have the meanings given below:

“Exercise Price” means the lower of (a) $18.52 and (b) the lowest per share price for which Your preferred stock is sold in the Next Round.

“Next Round” means the next bona fide round of equity financing in which You issue and sell shares of your preferred stock for aggregate gross cash proceeds of at least $1,000,000 (excluding any amounts received upon conversion or cancellation of indebtedness) subsequent to the Effective Date.

“Warrant Stock” means (a) the class and series of Your preferred stock issued in the Next Round, if the lowest per share price for which such preferred stock is sold in the Next Round is less than $18.52, or (b) in all other cases, Your Series F Preferred Stock. For avoidance of doubt, if this Warrant Agreement is exercised prior to the Next Round then this Warrant Agreement shall be exercisable for Your Series F Preferred Stock.

The Parties agree that this Warrant Agreement to purchase the Warrant Stock has a fair market value equal to $100 and that $100 of the issue price of the investment will be allocable to the Warrant Agreement and the balance shall be allocable to the Loan Agreement for income tax purposes and the original issue discount on the Loan Agreement shall be considered to be zero.

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2.	WHEN ARE WE ENTITLED TO PURCHASE YOUR WARRANT STOCK.

The term of this Warrant Agreement and our right to purchase Warrant Stock will begin on the Effective Date, and shall be available for a period often (10) years up to and including December 31, 2020.

Notwithstanding the foregoing, Our right to purchase the Warrant Stock shall be automatically and fully exercised via the net issuance method described below (without surrender of the Warrant Agreement) upon the occurrence of a Merger Event, as defined below, with a Person that is not one of Your affiliates, in which Your common stock is exchanged for cash and/or stock that is traded on a recognized public exchange or on the NASDAQ National Market, provided that, upon consummation of the Merger Event, the consideration payable to Us pursuant to such exercise and on account of the Warrant Stock consists of (i) cash or (ii) stock that is traded on a recognized public exchange or on the NASDAQ National Market. No less than ten (10) business days prior to any Merger Event, You shall provide Us with written notice of the proposed Merger Event together with a copy of the executed merger agreement, or other definitive documentation (and all schedules and exhibits thereto) and information concerning Your expected capitalization immediately prior to the Merger Event. Upon consummation of the Merger Event, You shall promptly provide Us with (a) a copy of any modifications or amendments to the executed merger agreement, (b) any other documents in connection therewith, (c) updated information, if any, concerning Your capitalization immediately prior to the Merger Event, and, (d) upon request, by Us any other information reasonably necessary to an informed evaluation of Our rights under this Agreement.

3.	HOW WE MAY PURCHASE YOUR WARRANT STOCK.

We may exercise Our purchase rights, in whole or in part, at any time, or from time to time, prior to the expiration of the term of this Warrant Agreement, by giving You a completed and executed Notice of Exercise in the form attached as Exhibit I. Promptly upon receipt of the Notice of Exercise and in any event no later than twenty-one (21) days after you have received Our Notice of Exercise and payment of the aggregate Exercise Price for the shares purchased, You will issue to Us a certificate for the number of shares of Warrant Stock that We have purchased and You will execute the Acknowledgment of Exercise in the form attached hereto as Exhibit II indicating the number of shares which will be available to Us for future purchases, if any.

We may pay for the Warrant Stock by either (i) cash or check, or (ii) by the net issuance method as determined below. If We elect the Net Issuance method, You will issue Warrant Stock using the following formula:

X = Y(A-B)

A

Where:	X =	the number of shares of Warrant Stock to be issued to Us.

	Y =	the number of shares of Warrant Stock We request to be exercised under this Warrant Agreement.

	A =	the fair market value of one share of Warrant Stock.

	B =	the Exercise Price.

For purposes of the above calculation, current fair market value of Warrant Stock shall mean with respect to each share of Warrant Stock:

If the exercise is in connection with the initial public offering of Your Common Stock, and if Your registration statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the initial “Price to Public” specified in the final prospectus of the offering and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise;

If this Warrant Agreement is exercised after, and not in connection with Your initial public offering, and:

Þ	if traded on a securities exchange, the fair market value shall be the product of (x) the average of the closing prices over a five (5) day period ending three (3) days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise; or

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Þ	if actively traded over-the-counter, the fair market value shall be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending three (3) days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise.

If this Warrant Agreement is exercised prior to or after Your initial public offering, and:

Þ	Your Common Stock is not listed on any securities exchange or the over-the-counter market, the current fair market value of Warrant Stock shall be the product of (x) the fair market value of a share of Your Common Stock (the highest price per share which You could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold, from authorized but unissued shares), as determined in good faith by Your Board of Directors and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise, unless You shall become subject to a merger, acquisition or other consolidation pursuant to which You are not the surviving party, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of Your Warrant Stock on a common equivalent basis pursuant to such merger or acquisition or other consolidation.

During the term of this Warrant Agreement, You will at all times from and after the Effective Date have authorized and reserved a sufficient number of shares of (a) Warrant Stock to provide for the exercise of our rights to purchase Warrant Stock, and (b) Common Stock to provide for the conversion of the Warrant Stock.

If We elect to exercise part of the Warrant Agreement, You will promptly issue to Us an amended Warrant Agreement stating the remaining number of shares that are available. All other terms and conditions of that amended Warrant Agreement shall be identical to those contained in this Warrant Agreement.

If at the end of the term of this Warrant Agreement, the fair market value of one share of Warrant Stock (or other security issuable upon the exercise hereof) as determined in accordance herewith is greater than the Exercise Price in effect on such date, then this Warrant Agreement shall automatically be deemed on and as of such date to be converted pursuant hereto as to all shares of Warrant Stock (or such other securities) for which it shall not previously have been exercised or converted, and You shall promptly deliver a certificate representing the shares of Warrant Stock (or such other securities) issued upon such conversion to Us.

4.	WHEN WILL THE NUMBER OF SHARES AND EXERCISE PRICE CHANGE.

Þ	If You are Acquired. If at any time: (i) there is a reorganization of Your stock (other than a reclassification, exchange or subdivision of Your stock otherwise provided for in this Warrant Agreement); (ii) You merge or consolidate with or into another entity, whether or not You are the surviving entity; or (iii) there occurs any transaction or series of related transactions that result in the transfer of fifty percent (50%) or more of the outstanding voting power of the capital stock of You (each of the foregoing events are referred to as a “Merger Event”), then, as a part of such Merger Event, lawful provision shall be made so that We shall thereafter be entitled to receive, upon exercise of Our rights under this Warrant Agreement, the number of shares of preferred stock or other securities of the successor or surviving person resulting from such Merger Event, equal in value to that which would have been issuable if We had exercised Our rights under this Warrant Agreement immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by Your Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to Our rights and interest after the Merger Event so that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Warrant Stock purchasable) shall be applicable to the greatest extent possible.

Þ	If You Reclassify Your Stock. If at any time You combine, reclassify (including by conversion of outstanding preferred stock), exchange or subdivide Your securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement will thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

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Þ	If You Subdivide or Combine Your Shares. If at any time You combine or subdivide the Warrant Stock, the Exercise Price will be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

Þ	If You Pay Stock Dividends. If at any time You pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the above paragraphs) of the Warrant Stock, then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of the Warrant Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Warrant Stock outstanding immediately after such dividend or distribution. We will thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock (rounded down to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

Þ	If You Change the Antidilution Rights of the Warrant Stock or Issue New Preferred or Convertible Stock. All antidilution rights applicable to the Warrant Stock purchasable under this Warrant Agreement are as set forth in Your Certificate of Incorporation, as amended through the Effective Date. You will promptly provide Us with any restatement, amendment, modification of or waiver of any right related to the Warrant Stock under Your Certificate of Incorporation. You will provide Us with written notice of any issuance of Your stock or other equity security to occur after the Effective Date (other than issuances of stock or equity securities pursuant to customary employee stock plans) that triggers the antidilution rights applicable to the Warrant Stock, which notice shall include (a) the price at which such stock or security was sold, (b) the number of shares issued, and (c) such other information as necessary for Us to determine that a dilutive event has occurred as a result of such issuance.

5.	WE CAN TRANSFER THIS PLAIN ENGLISH WARRANT AGREEMENT.

Subject to the terms and conditions contained in Section 7, We (or any successor transferee) may transfer in whole or in part this Warrant Agreement and all its rights. We agree not to transfer this Warrant Agreement to a competitor of You as determined in good faith by Your board of directors. You will record the transfer on Your books when You receive Our Notice of Transfer in the form attached hereto as Exhibit III, and Our payment of all transfer taxes and other governmental charges involved in such transfer.

6.	REPRESENTATIONS, WARRANTIES, AND COVENANTS FROM YOU.

Þ	Reservation of Warrant Stock. The Warrant Stock issuable upon exercise of Our rights under this Warrant Agreement will be duly and validly reserved and when issued in accordance with the provisions of this Warrant Agreement will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Warrant Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws or the Registration Rights Agreement. Upon Our exercise, You will issue to Us certificates for shares of Warrant Stock without charging Us any tax (except as may be required by applicable law), or other cost incurred by You in connection with such exercise and the related issuance of shares of Warrant Stock. You will not be required to pay any tax, which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than TriplePoint Capital LLC.

Þ	Due Authority. Your execution and delivery of this Warrant Agreement and the performance of Your obligations hereunder, including the issuance to Us of the right to acquire the shares of Warrant Stock, have been duly authorized by all necessary corporate action on Your part and this Warrant Agreement is not inconsistent with Your Certificate of Incorporation or Bylaws, does not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which You are a party or by which You are bound, and this Warrant Agreement constitutes a legal, valid and binding agreement, enforceable in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

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Þ	Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to execution, delivery and Your performance of Your obligations under this Warrant Agreement, except for the filing of any required notices pursuant to Federal and state securities laws, which filings will be effective by the times required thereby.

Þ	Issued Securities. All of Your issued and outstanding shares of Common Stock, Warrant Stock or any other securities have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock and Warrant Stock were issued in full compliance with all Federal and state securities laws. In addition as of the Effective Date:

Your authorized capital consists of (i) 105,608,000 shares of Common Stock, of which 12,027,455 shares of Common Stock are issued and outstanding, (ii) 14,100,000 shares of Series A Preferred Stock, of which 13,650,000 shares are issued and outstanding, (iii) 12,150,000 shares of Series B Preferred Stock, of which 11,803,284 shares are issued and outstanding, (iv) 9,000,000 shares of Series C Preferred Stock, of which 8,968,604 shares are issued and outstanding, (v) 10,700,000 shares of Series D Preferred Stock, of which 9,481,998 shares are issued and outstanding, (vi) 16,500,000 shares of Series E Preferred Stock, of which 11,342,180 shares are issued and outstanding, and (vii) 19,908,000 shares of Series F Preferred Stock, of which 18,061,055 shares are issued and outstanding.

You have reserved 14,493,334 shares of Common Stock for issuance under Your Stock Incentive Plan, under which 7,264,503 options have been granted and are currently outstanding. You have warrants outstanding to purchase up to 424,342 shares of Series A Preferred Stock, 183,748 shares of Series D Preferred Stock, 4,468,854 shares of Series E Preferred Stock and 263,261 shares of Series F Preferred Stock. Except as otherwise provided in this Warrant Agreement and as noted above, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of Your capital stock or other of Your securities.

Except as set forth in Your Eighth Amended and Restated Stockholders’ Rights Agreement dated as of October 29, 2010 (the “Stockholders’ Agreement”), a true, correct and complete copy of which has been delivered to Us prior to the issuance of this Warrant, Your stockholders do not have preemptive rights to purchase new issuances of Your capital stock.

Þ	Other Commitments to Register Securities. Except as set forth in this Warrant Agreement and the Registration Rights Agreement, You are not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of Your presently outstanding securities or any of Your securities which may hereafter be issued.

Þ	Exempt Transaction. Subject to the accuracy of Our representations in Section 7 hereof, the issuance of the Warrant Stock upon exercise of this Warrant Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii)the qualification requirements of the applicable state securities laws.

Þ	Compliance with Rule 144. We may sell the Warrant Stock issuable hereunder in compliance with Rule 144 promulgated by the Securities and Exchange Commission, subject to the lock-up agreement in Section 7 and the satisfaction of the requirements of Rule 144. Beginning on the expiration of the lock-up agreement in Section 7 and so long as You remain subject to the periodic reporting requirements under Section 13 or 15(d) of the 1933 Act, within ten (10) days of Our request, You agree to furnish Us, a written statement confirming Your compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule 144, as may be amended.

Þ	No Impairment. You agree not to, by amendment of Your Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by You, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Our rights under this Warrant against impairment. However, You shall not be deemed to have impaired Our rights if You amend Your Certificate of Incorporation, or the holders of Your preferred stock waive their rights thereunder, in a manner that does not (individually or when considered in the context of any other actions being taken in connection with such amendments or waivers) affect Us in a manner different from the effect that such amendments or waivers have on the rights of other holders of the same series and class as the Warrant Stock.

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7.	OUR REPRESENTATIONS AND COVENANTS TO YOU.

Þ	Investment Purpose. The right to acquire Warrant Stock or the Warrant Stock issuable upon exercise of Our rights contained herein and the Common Stock issuable upon conversion will be acquired for investment purposes and not with a view to the sale or distribution of any part thereof, and We have no present intention of selling or engaging in any public distribution of the same in violation of the 1933 Act.

Þ	Private Issue. We understand (i) that this Warrant Agreement, the Warrant Stock issuable upon exercise of this Warrant Agreement and the Common Stock issuable upon conversion of the Warrant Stock are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that Your reliance on such exemption is predicated on the representations set forth in this Section 7.

Þ	Disposition of Our Rights. In no event will We make a disposition of any of Our rights to acquire Warrant Stock or Warrant Stock issuable upon exercise of such rights or the Common Stock issuable upon conversion of the Warrant Stock unless and until (i) We shall have notified You in writing of the proposed disposition, and (ii) the transferee agrees to be bound in writing to the applicable terms and conditions of this Warrant Agreement, and (iii) if You request, We shall have furnished You with an opinion of counsel satisfactory to You and Your counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of Our rights to acquire Warrant Stock or Warrant Stock issuable on the exercise of such rights or the Common Stock issuable upon conversion of the Warrant Stock do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Warrant Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to You at Our request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the You at Our request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the holder of a share of Warrant Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from You, without expense to such holder, one or more new certificates for the Warrant or for such shares of Warrant Stock not bearing any restrictive legend referring to 1933 Act registration or exemption.

Þ	Financial Risk. We have such knowledge and experience in financial and business matters and knowledge of Your business affairs and financial condition as to be capable of evaluating the merits and risks of Our investment, and have the ability to bear the economic risks of Our investment.

Þ	Risk of No Registration. We understand that if You do not register with the Securities and Exchange Commission pursuant to Section 12 of the 1934 Act (the “1934 Act”), or file reports pursuant to Section 15(d), of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when We desire to sell (i) the rights to purchase Warrant Stock pursuant to this Warrant Agreement, or (ii) the Warrant Stock issuable upon exercise of the right to purchase, or (iii) the Common Stock issuable upon conversion of the Warrant Stock, We may be required to hold such securities for an indefinite period. We also understand that any sale of Our right to purchase Warrant Stock or Warrant Stock or Common Stock issuable upon conversion of the Warrant Stock, which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

Þ	Accredited Investor. We are an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D of the 1933 Act, as presently in effect.

Þ	Domicile. Our domicile for purposes of state securities laws is in the State of California.

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Þ	Lock-Up Agreement. In consideration for You agreeing to Your obligations under this Warrant Agreement, We and each of Our transferees agrees, in connection with the first registration of Your securities under the 1933 Act, upon Your request or the request of the underwriters managing any underwritten offering of Your securities, not to (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by Us or are thereafter acquired) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without Your prior written consent or the prior written consent of such underwriters, as the case may be, for such period of time (not to exceed 180 days or such other period as may be requested by You or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) from the effective date of such registration as You or the underwriters may specify; provided, however, that all (x) Your officers and directors and (y) Your stockholders holding three percent (3%) or more of Your total outstanding Common Stock (treating all Your convertible, exercisable and exchangeable securities on an as-if converted to Common Stock basis) are bound by agreements that are no less restrictive. The underwriters in connection with Your initial public offering are intended third party beneficiaries of this Lock-Up Agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. We agree that You may instruct Your transfer agent to place stop-transfer notations in its records to enforce the provisions of this Lock-Up Agreement until the end of such period.

8.	NOTICES YOU AGREE TO PROVIDE US.

You agree to give Us at least twenty (20) days prior written notice of the following events:

Þ	If You Pay a Dividend or distribution declaration upon your stock.

Þ	If You offer for subscription pro-rata to the existing shareholders additional stock or other rights (except for an offering made pursuant to Your Stockholders’ Agreement

Þ	If You consummate a Merger Event.

Þ	If You have an IPO.

Þ	If You dissolve or liquidate.

All notices in this Section must set forth details of the event, how the event adjusts either Our number of shares or Our Exercise Price and the method used for such adjustment.

Timely Notice. Your failure to timely provide such notice required above shall entitle Us to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Us.

9.	DOCUMENTS YOU WILL PROVIDE US.

Upon signing this Agreement You will provide Us with:

Þ	Executed originals of this Agreement, and all other documents and instruments that We may reasonably require

Þ	Secretary’s certificate of incumbency and authority

Þ	Certified copy of resolutions of Your board of directors approving this Warrant Agreement

Þ	Certified copy of Certificate of Incorporation and By-Laws as amended through the Effective Date

Þ	Current Registration Rights Agreement

So long as this Warrant Agreement is in effect, You shall provide Us with the following:

Þ	You shall submit to Us information that We may reasonably request from time to time in order to satisfy the reasonable requests of our independent accounting firm in connection with the audit of the fair market value of this Warrant Agreement recorded in Our books and records, including but not limited to a written certification by the Company or its advisors of the current fair market value of the Warrant Stock or Your capital stock and shall include information supporting the reasonableness of the fair market value indicated by such certification.

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Þ	You shall submit to Us any documents and information that We may reasonably request from time to time and are necessary to implement the provisions and purposes of this Warrant Agreement.

10.	REGISTRATION RIGHTS UNDER THE 1933 ACT.

The shares of Your common stock into which the Warrant Stock is convertible shall have “piggyback” and “Form S-3” registration rights as set forth in the Registration Rights Agreement, dated as of October 29, 2010 (as amended, the “Registration Rights Agreement”).

11.	OTHER LEGAL PROVISIONS THE PARTIES WILL ABIDE BY.

Effective Date. This Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Parties on the date hereof. This Warrant Agreement shall be binding upon any of the successors or assigns of the Parties.

Attorney’s Fees. In any litigation, arbitration or court proceeding between the Parties relating to this Warrant Agreement, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California without giving effect to that body of law pertaining to conflicts of laws.

Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Warrant Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant Agreement. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

Mutual Waiver of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), The Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. This waiver extends to all such Claims, including Claims that involve Persons other than You and Us; Claims that arise out of or are in any way connected to the relationship between You and Us; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant Agreement.

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Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Notices. Any notice required or permitted under this Warrant Agreement shall be given in writing and shall be deemed effectively given upon the earlier of (1) actual receipt or 3 days after mailing if mailed postage prepaid by regular or airmail to Us or You or (2) one day after it is sent by overnight mail via nationally recognized courier or (3) on the same day as sent via confirmed facsimile transmission, provided that the original is sent by personal delivery or mail by the sending party.

Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where such party will not have an adequate remedy at law and where damages will not be readily ascertainable. Each party expressly acknowledges and agrees that there is no adequate remedy at law for any breach of this Warrant Agreement and that in the event of any breach of this Agreement, the injured party shall be entitled to specific performance of any or all provisions hereof or an injunction prohibiting the other party from continuing to commit any such breach of this Agreement.

Survival. The representations, warranties, covenants, and conditions of the Parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the Parties underlying the invalid, illegal or unenforceable provision.

Entire Agreement. This Warrant Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and undertakings of the Parties, whether oral or written, with respect to such subject matter.

Amendments. Any provision of this Warrant Agreement may only be amended by a written instrument signed by the Parties.

Lost Warrants or Stock Certificates. You covenant to Us that, upon receipt of evidence reasonably satisfactory to Us of the loss, theft, destruction or mutilation of this Warrant Agreement or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to You, or in the case of any such mutilation upon surrender and cancellation of such Warrant Agreement or stock certificate, You will make and deliver a new Warrant Agreement or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Agreement or stock certificate.

Rights as Stockholders. We shall not, as a party to this Warrant Agreement, be entitled to vote or receive dividends or be deemed the holder of the Warrant Stock or any of Your other securities which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Us any of the rights of one of Your stockholders or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive dividends or subscription rights or otherwise until this Warrant Agreement is exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

Facsimile Signatures. This Warrant Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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IN WITNESS WHEREOF, each of the Parties have caused this Warrant Agreement to be executed by its officers who are duly authorized as of the Effective Date.

You: BLOOM ENERGY CORPORATION

Signature:

Print Name:

Title:

Us: TRIPLEPOINT CAPITAL LLC

Signature:

Print Name:

Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED PLAIN ENGLISH

WARRANT AGREEMENT 0674-W-01]

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EXHIBIT I

NOTICE OF EXERCISE

To: [                                        ]

1.	We hereby elect to purchase [ ] shares of the Series [ ] Preferred Stock of [ ], pursuant to the terms of the Plain English Warrant Agreement dated the [ ] day of [ ], [200 ] (the “Plain English Warrant Agreement”) between You and Us, We hereby tender here payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

2.	Method of Exercise (Please initial the applicable blank)

a.	The undersigned elects to exercise the Plain English Warrant Agreement by means of a cash payment, and gives You full payment for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

b.	The undersigned elects to exercise the Plain English Warrant Agreement by means of the Net Issuance Exercise method of Section 3 of the Plain English Warrant Agreement.

3.	In exercising Our rights to purchase the Series [ ] Preferred Stock of [ ], We hereby confirm and acknowledge the investment representations, warranties and covenants made in Section 7 of the Plain English Warrant Agreement.

Please issue a certificate or certificates representing these purchased shares of Series [            ] Preferred Stock in Our name or in such other name as is specified below.

(Name)

(Address)

US: TRIPLEPOINT CAPITAL LLC

By:

Title:

Date:

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EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

[                                                     ], hereby acknowledges receipt of the “Notice of Exercise” from TRIPLEPOINT CAPITAL LLC, to purchase [            ] shares of the Series [            ] Preferred Stock of [                    ], pursuant to the terms of the Plain English Warrant Agreement, and further acknowledges that [            ] shares remain subject to purchase under the terms of the Plain English Warrant Agreement.

YOU:

By:

Title:

Date:

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EXHIBIT III

TRANSFER NOTICE

FOR VALUE RECEIVED, the foregoing Plain English Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

Whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Transferee’s Signature:

Transferee’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Plain English Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Plain English Warrant Agreement.

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